Exhibit 99.1

Nuvation Bio Reports Fourth Quarter and Full Year 2021 Financial Results and Provides Business Update

FDA Fast Track Designation and multiple IND applications accepted for lead candidate NUV-422

Multiple milestones expected in 2022 for broad pipeline of potential product candidates

Strong balance sheet with cash, cash equivalents and marketable securities of $765.4 million as of December 31, 2021

New York, Feb. 28, 2022 – Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported financial results for the fourth quarter and full year ended December 31, 2021, and provided a business update.

“In 2021, the Nuvation Bio team made significant progress for our lead cyclin-dependent kinase 2/4/6 inhibitor program in the clinic. NUV-422 received FDA Fast Track Designation for the treatment of high-grade gliomas, including glioblastoma multiforme, and clearance of two IND applications for the treatment of advanced breast cancer and prostate cancer,” said David Hung, M.D., founder, president, and chief executive officer of Nuvation Bio. “We are well positioned to build upon this momentum in 2022 and expect to achieve additional milestones across our broad pipeline of novel oncology therapeutic candidates for difficult-to-treat cancers. We look forward to sharing clinical development updates this year.”

Recent Business Highlights

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FDA clearance of Investigational New Drug (IND) application for NUV-868 for the treatment of advanced solid tumors. In January 2022, the U.S. Food and Drug Administration (FDA) cleared Nuvation Bio’s IND application for NUV-868, a BD2-selective oral small molecule bromodomain and extra-terminal (BET) inhibitor, for the treatment of advanced solid tumors, including ovarian cancer, pancreatic cancer, metastatic castration resistant prostate cancer (mCRPC), and triple negative breast cancer (TNBC). The Company will initiate a Phase 1 monotherapy dose escalation study of NUV-868 in mid-2022.

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FDA clearance of IND applications for NUV-422 for the treatment of advanced breast cancer and prostate cancer. In December 2021, the FDA cleared Nuvation Bio’s IND applications to evaluate NUV-422, a cyclin-dependent kinase (CDK) 2/4/6 inhibitor, for the treatment of advanced breast cancer and prostate cancer. The Company began a monotherapy Phase 1/2 study of NUV-422 in December 2020 in high grade gliomas and later amended the protocol in the second quarter of 2021 to include HR+/HER2- advanced breast cancer (with and without brain metastases) and mCRPC. The Company is continuing to enroll patients in the monotherapy Phase 1 dose escalation portion of the study, with safety data expected in 2022.

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FDA Fast Track Designation for NUV-422 for the treatment of high-grade gliomas, including glioblastoma multiforme. In December 2021, the FDA granted Fast Track Designation to NUV-422 for the treatment of patients with high-grade gliomas, including glioblastoma multiforme. NUV-422 received Orphan Drug Designation for the treatment of patients with malignant gliomas from the FDA in the first quarter of 2021.

Fourth Quarter and Full Year Financial Results

As of December 31, 2021, Nuvation Bio had cash, cash equivalents and marketable securities of $765.4 million.

For the three months ended December 31, 2021, research and development expenses were $22.0 million, compared to $9.3 million for the three months ended December 31, 2020. The increase was primarily due to an $8.9 million increase in third-party costs related to research services and manufacturing to advance our current preclinical programs and Phase 1/2 clinical trial, as well as a $3.8 million increase in personnel-related costs driven by an increase in headcount and stock-based compensation. Research and development expenses for the year ended December 31, 2021 were $69.0 million compared to $32.6 million for the year ended December 31, 2020.

For the three months ended December 31, 2021, general and administrative expenses were $7.6 million, compared to $4.4 million for the three months ended December 31, 2020. The increase was primarily due to a $1.4 million increase in personnel-related costs driven by an increase in headcount and stock-based compensation, a $1.1 million increase in insurance, a $0.5 million increase in professional fees and a $0.3 million increase in other miscellaneous expenses offset by a $0.2 million decrease in taxes. General and administrative expenses for the year ended December 31, 2021 were $24.3 million compared to $10.9 million for the year ended December 31, 2020.

For the three months ended December 31, 2021, Nuvation Bio reported a net loss of $25.1 million, or $(0.12) per share. This compares to a net loss of $13.3 million, or $(0.11) per share, for the comparable period in 2020. Net loss for the year ended December 31, 2021 was $86.8 million compared to $41.7 million for the year ended December 31, 2020.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes six novel and mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected timing of clinical trial initiation and data. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Nuvation Bio. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed in the Form 10-K expected to be filed with the SEC on or about February 28, 2022, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. If any of these risks materialize or Nuvation Bio’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Nuvation Bio does not presently know, or that Nuvation Bio currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Nuvation Bio’s expectations, plans or forecasts of future events and views as of the date of this press release. Nuvation Bio anticipates that subsequent events and developments will cause Nuvation Bio’s assessments to change. However, while Nuvation Bio may elect to update these forward-looking statements at some point in the future, Nuvation Bio specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nuvation Bio’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

Argot Partners

Leo Vartorella

leo@argotpartners.com

NUVATION BIO INC. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$132,423	$29,755
Prepaid expenses	3,642	914
Marketable securities available-for-sale, at fair value	632,969	185,997
Interest receivable on marketable securities	3,039	1,092
Deferred financing costs	—	2,925

Total current assets	772,073	220,683
Property and equipment, net	786	688
Lease security deposit	421	421
Operating lease right-of-use assets	2,871	—

Total assets	$776,151	$221,792

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,925	$2,171
Current operating lease liabilities	863	—
Accrued expenses	12,137	4,380

Total current liabilities	16,925	6,551
Warrant liability	11,037	—
Non-current operating lease liabilities	2,192	—
Deferred rent - non current	—	157

Total liabilities	30,154	6,708

Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000 shares authorized as of December 31, 2021 (Class A 1,000,000,000, Class B 60,000,000) and 1,174,094,678 shares authorized as of December 31, 2020 (Class A 880,000,000, Class B 294,094,678); 217,948,568 (Class A 216,948,568, Class B 1,000,000) and 149,042,155 (Class A 91,397,142, Class B 57,645,013) issued and outstanding as of December 31, 2021 and 2020, respectively	909,985	289,482
Accumulated deficit	(162,803)	(75,955)
Accumulated other comprehensive income	(1,185)	1,557

Total stockholders’ equity	745,997	215,084

Total liabilities and stockholders’ equity	$776,151	$221,792

NUVATION BIO INC. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended Deember 31,		Years Ended December 31,
	2021	2020	2021	2020
Operating expenses:
Research and development	$22,002	$9,336	$69,037	$32,603
General and administrative	7,607	4,432	24,281	10,948

Total operating expenses	29,609	13,768	93,318	43,551

Loss from operations	(29,609)	(13,768)	(93,318)	(43,551)

Other income (expense):
Interest income	902	459	2,963	1,945
Investment advisory fees	(190)	(103)	(644)	(271)
Change in fair value of warrant liability	3,899	—	4,231	—
Net (loss) gain on marketable securities	(136)	132	(80)	218

Total other income (expense), net	4,475	488	6,470	1,892

Loss before income taxes	(25,134)	(13,280)	(86,848)	(41,659)
Provision for income taxes	—	—	—	—

Net loss	$(25,134)	$(13,280)	$(86,848)	$(41,659)

Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.11)	$(0.44)	$(0.43)

Weighted average common shares outstanding, basic and diluted	210,224	123,667	197,887	97,530

Comprehensive loss:
Net loss	$(25,134)	$(13,280)	$(86,848)	$(41,659)
Other comprehensive income (loss), net of taxes:
Unrealized (loss) gain on available-for-sale securities, net	(1,573)	(264)	(2,742)	1,136

Comprehensive loss	$(26,707)	$(13,544)	$(89,590)	$(40,523)